Exhibit 99.1

Sue Barnhill

BancTec

10 May, 2011

Consent of NelsonHall, Ltd. (“NelsonHall”)

As a research and advisory firm focused on the outsourcing industry, NelsonHall hereby consents to the use of any data contained in this Registration Statement on Form S-l, and any and all amendments and supplements thereto, which references NelsonHall as the source of such data and to all references to NelsonHall included in such Registration Statement.

Dated: May 10, 2011

/s/ John Willmott
Name: John Willmott
Title: CEO

Address: NelsonHall

Atrium Court

The Ring

Bracknell Berks

RG12 1BW